U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 20, 2014

(Date of Report–Date of Earliest Event Reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345888
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 N. Glebe Road,

Arlington, Virginia 22201

(Address of Principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of CACI International Inc (the “Company”), for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, was held on November 20, 2014.

The results detailed below represent the final voting results:

Proposal 1

The following ten nominees were elected to the Board of Directors of the Company (the “Board of Directors”):

Director Name	For	Withheld	Broker Non-Votes

Kenneth Asbury	20,205,732	127,827	1,731,057

Michael A. Daniels	18,650,482	1,683,077	1,731,057

James S. Gilmore III	20,073,089	260,470	1,731,057

William L. Jews	20,227,964	105,595	1,731,057

Gregory G. Johnson	20,073,108	260,451	1,731,057

J.P. London	20,199,866	133,693	1,731,057

James L. Pavitt	20,071,395	262,164	1,731,057

Warren R. Phillips	20,069,208	264,351	1,731,057

Charles P. Revoile	19,974,357	359,202	1,731,057

William S. Wallace	20,235,313	98,246	1,731,057

Proposal 2

Shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2014 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For	Against	Abstain	Broker Non-Votes
14,769,974	5,520,993	42,592	1,731,057

Proposal 3

Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2015:

For	Against	Abstain
21,845,344	203,148	16,124

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

By:	/s/ J. William Koegel, Jr.

J. William Koegel, Jr.

Executive Vice President, General Counsel and Secretary

Dated: November 24, 2014